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                                                          EXHIBIT 99.B1(b).



                                   KEMPER TRUST #24

                           WRITTEN INSTRUMENT AMENDING THE
                          AGREEMENT AND DECLARATION OF TRUST
                          ----------------------------------
                                  November 20, 1995
                                  -----------------



               The undersigned, being the sole trustee of Kemper Trust #24 (the "Trust"), a business trust organized pursuant to an Agreement and Declaration of Trust dated June 12, 1995 (the "Declaration of Trust"), pursuant to Section 1 of Article I and
          Section 4 of Article IX of the Declaration of Trust, does hereby change the name of the Trust to "Kemper Europe Fund". This instrument shall constitute an amendment to the Declaration of Trust.

               IN WITNESS WHEREOF, the undersigned has this 20th day of November, 1995, signed these presents.



                                        /s/ Philip J. Collora
                                        -----------------------------------
                                        Philip J. Collora, Sole Trustee
                                        2734 Lawndale Avenue
                                        Evanston, Illinois  60201







          The address of the Trust is:
          120 South LaSalle Street
          Chicago, Illinois  60603